Exhibit 99.1

March 19, 2009

Mr. Steven J. Tynan
Chairman
RAM Holdings Ltd.

Dear Steve:

It is with regret that I must tender my resignation as a board member of RAM Holdings Ltd. and RAM Reinsurance Company Ltd., effective March 31, 2009. The demands on my time are ever increasing, and I cannot continue to devote sufficient time and attention to Ram board duties in the future.

I have appreciated the opportunity to serve on the board.

Sincerely,

/s/ Joan Dillard

Joan Dillard

cc:	Vern Endo, President & CEO Victoria Guest, Secretary